Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
TENGASCO, INC.
a Delaware corporation
at
$0.2736 NET PER SHARE
Pursuant to the Offer to Purchase dated June 25, 2015
by
ICN FUND I, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, 12:00
MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 5, 2015, UNLESS THE OFFER IS EXTENDED
OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE
“EXPIRATION DATE”).

____________

To Our Clients:

Enclosed for your consideration are the offer to purchase, dated June 25, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by ICN Fund I, LLC, a Texas limited liability company (“Purchaser”) to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Tengasco, Inc., a Delaware corporation (“Tengasco”), at a purchase price of $0.2736 per Share, net to the seller in cash, without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $0.2736 per Share, net to you in cash, without interest thereon and subject to any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The board of directors of Tengasco, has not yet opined that the Offer and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Tengasco and its stockholders, (i) the Offer and the transactions contemplated thereby and declared the Offer and the transactions contemplated thereby advisable, in each case in accordance with the requirements of the General Corporation Law of the State of Delaware and (ii) to recommend that the stockholders of Tengasco accept the Offer and tender all of their Shares pursuant to the Offer.

4. The Offer and withdrawal rights will expire at the end of the day, 12:00 midnight, New York City time, on August 5, 2015, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, if you do not complete and sign the Internal Revenue Service Form W-9 that is included in the Letter of Transmittal (or other applicable form), you may be subject to backup withholding at the applicable statutory rate on the gross proceeds payable to you. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
TENGASCO, INC.
a Delaware corporation
at
$0.2736 NET PER SHARE
Pursuant to the Offer to Purchase dated June 25, 2015
by
ICN FUND I, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated June 25, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by ICN Fund I, LLC, a Texas limited liability company (“Purchaser”) to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Tengasco, Inc., a Delaware corporation, at a purchase price of $0.2736 per Share, net to the seller in cash, without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone No.:

Tax Identification or Social Security No.:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.